UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2005

Jefferies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14947	95-4719745

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Ave., 12th Floor, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-284-2550

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 18, 2005, we entered into a Share and Membership Interest Purchase Agreement (“Purchase Agreement”) with Brian P. Friedman, one of our directors and Chairman of the Executive Committee of the Board of Directors of Jefferies & Company, Inc., 2055 Partners L.P., James L. Luikart, and the manager and general partner of Jefferies Capital Partners IV L.P. Jefferies Capital Partners IV L.P., together with its related parallel funds (“Fund IV”), is a private equity fund managed by a team led by Messrs. Friedman and Luikart. As more fully set forth in the Purchase Agreement, which is attached hereto as Exhibit 2 and is incorporated herein by reference, we agreed to purchase a 49% interest in the manager of Fund IV and an amount, not less than 20% and not more than the percentage allocated to Mr. Friedman, of the carried interest attributed to Fund IV. In addition, we will have the right, subject to certain conditions, to receive similar interests from future private equity funds overseen by Mr. Friedman. We agreed to issue an aggregate of between 400,000 to 650,000 shares of common stock to Messrs. Friedman and Luikart. The actual number of shares of common stock to be issued is subject to the receipt by Fund IV of threshold levels of committed capital at the final closing of the fund, and is further subject to clawback provisions based upon the size of a subsequent fund as well as certain other conditions.

We have previously committed to invest $30 million in Fund IV and a parallel Jefferies employee fund has committed to invest $50 million in Fund IV, of which $25 million is a bank loan guaranteed by us. Our right to economic interests in the management and incentive fees of future private equity funds contemplated by the Purchase Agreement is subject to our commitment of capital in such future funds.

We have mutually agreed with Mr. Friedman that, subject to certain permitted investments, neither party will sponsor or become a lead investor in any fund with substantially similar objectives to Fund IV or such future fund contemplated by the Purchase Agreement nor make any investment in a transaction meeting Fund IV or such future fund’s investment criteria.

The manager of Fund IV has agreed to pay us a pro rated annual management fee of $1.65 million for providing management services until the closing of the principal transactions contemplated by the Purchase Agreement. In addition, we have agreed to provide office space and services to the management entities of Fund IV, future funds and other management entities controlled by Mr. Friedman, subject to annual reimbursement of our costs for providing such space, services, salaries and benefits in accordance with past practices.

Additional information pertaining to our relationship with Mr. Friedman is disclosed under Item 5.02 of this Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

On July 18, 2005, we entered into the Purchase Agreement as more fully disclosed under Item 1.01 of this Form 8-K. Pursuant to the Purchase Agreement, we may issue an aggregate of between 400,000 and 650,000 shares of common stock to Messrs. Friedman and Luikart as described above under Item 1.01. The issuance of the shares is expected to occur eighteen months after the final closing date of Fund IV or such earlier date as determined by Mr. Friedman. The shares of common stock to be issued pursuant to the Purchase Agreement will be issued in a transaction not involving a public offering. The transaction is expected to be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Mr. Brian P. Friedman

On July 18, 2005, our Board of Directors elected Brian P. Friedman as a member of our Board of Directors effective on July 18, 2005 and designated Mr. Friedman as an executive officer.

Mr. Friedman, 49, has been Chairman of the Executive Committee of the Board of Directors of Jefferies & Company, Inc. since 2002. Mr. Friedman is also President of Jefferies Capital Partners. Mr. Friedman founded Jefferies Capital Partners, formerly known as ING Furman Selz Investments, in 1997 and continues to serve as a Managing Member of its constituent management companies, as well as to own a substantial economic interest in those companies. Mr. Friedman joined Furman Selz LLC’s Investment Banking Division at its inception in 1984 and was head of the division from 1987 through 1994. Mr. Friedman served as a member of Furman Selz LLC’s Board of Directors, and Management and Operating Committees. Mr. Friedman is also currently a director of Iowa Telecommunications Services, Inc., a director of Pacific Basin Shipping Limited, a director and Chairman of the Board of Telex Communications, Inc., and serves as a director of the general partner of K-Sea General Partner L.P., the general partner of K-Sea Transportation Partners LP.

We and our affiliates have invested in private equity funds managed by companies formed by Mr. Friedman. The general partners of these funds, in which Mr. Friedman has a substantial economic interest, have varying carried and other interests and fund managers organized by Mr. Friedman for these funds earn management fees. From time to time, our subsidiaries have performed various investment banking and other services for companies in which these funds have invested and which, in certain cases, are controlled by these funds. We have committed an aggregate of approximately $44.4 million to these funds, have funded approximately $9 million, have received distributions and returns of capital from these funds of approximately $7.8 million and have received approximately $24 million for investment banking and other services performed for companies in which these and other funds which Mr. Friedman oversees have invested. We have also guaranteed the obligations of two of these funds which may arise under a $20 million credit facility and a $6 million credit facility provided by a third party. In addition, in connection with Fund IV, we have guaranteed a $25 million bank loan issued to a related Jefferies employee fund.

Since 2001, pursuant to an arrangement with Mr. Friedman and Jefferies Capital Partners, we have employed and provided office space for all of Jefferies Capital Partners’ employees. Jefferies Capital Partners reimburses us on an annual basis for our direct employee costs, office space, other direct costs as well as an agreed-upon estimate of indirect costs. In 2004, we billed and received approximately $4.2 million from Jefferies Capital Partners, and in 2005, to date, we have accrued approximately $1.2 million for such expenses. Of these amounts, in 2004 we provided, billed and received $250,000 representing Mr. Friedman’s salary, and in 2005, to date, we provided and have accrued approximately $135,000 representing Mr. Friedman’s salary.

The Company does not have an employment agreement with Mr. Friedman. The Compensation Committee of the Board of Directors is reviewing and expects to soon determine Mr. Friedman’s compensation, including performance-based compensation.

Additional information pertaining to our relationship with Mr. Friedman is disclosed under Items 1.01 and 3.02 of this Form 8-K.

Item 9.01. Financial Statements and Exhibits

The following exhibit is filed with this report:

Number	Exhibit
2	Share and Membership Interest Purchase Agreement dated as of July 18, 2005, by and among Brian P. Friedman, James L. Luikart, 2055 Partners L.P., Jefferies Capital Partners IV LLC, JCP IV LLC, and Jefferies Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jefferies Group, Inc.
Date: July 21, 2005	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary